Amendment to Distribution Agreement Schedule A

This Amendment (the “Amendment”), dated January 29, 2015, to the Distribution Agreement (the “Agreement”), dated November 1, 2011, by and among Laudus Trust, a Massachusetts business trust (the “Trust”), Laudus Institutional Trust, a Delaware Statutory Trust (formerly known as Laudus Variable Insurance Trust, Charles Schwab Investment Management, Inc., a Delaware corporation (the “Adviser”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, effective on or around February 6, 2015, the Funds offered under the Laudus Institutional Trust will merge into existing Funds of the Trust (the “Transaction”); and

WHEREAS, immediately following the Transaction, the Laudus Institutional Trust will no longer exist;

WHEREAS, the Trust, the Laudus Institutional Trust, the Advisor and ALPS wish to amend the Agreement to remove Laudus Institutional Trust as a party to the Agreement; and

WHEREAS, the parties also wish to amend the Agreement whereby the Amended Schedule A to the Distribution Agreement is modified hereby.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Laudus Institutional Trust shall be removed as a party to the Agreement and all references to the Laudus Institutional Trust therein shall be removed;

2.	Amended Schedule A to the Distribution Agreement Dated December 3, 2012 is deleted in its entirety and replaced with the Amended Schedule A to the Distribution Agreement attached hereto; and

Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. All capitalized terms herein shall have the same meaning as ascribed to them in the Agreement. Any terms not herein defined shall have the meaning ascribed to them in the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first above written.

Laudus Trust		Charles Schwab Investment Management, Inc.

By:	/s/ George M. Pereira	By:	/s/ George M. Pereira
	George M. Pereira Treasurer and Chief Financial Officer		George M. Pereira Senior Vice President, Chief Financial Officer

Laudus Institutional Trust		ALPS Distributors, Inc.

By:	/s/ George M. Pereira	By:	/s/ Jeremy O. May
	George M. Pereira Treasurer and Chief Financial Officer		Jeremy O. May President

AMENDED SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

Effective as of February 6, 2015

LAUDUS TRUST

Laudus U. S. Large Cap Growth Fund

Laudus Mondrian Emerging Markets Fund

Laudus Mondrian International Government Fixed Income Fund

Laudus Mondrian International Equity Fund

Laudus Mondrian Global Government Fixed Income Fund